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                                                                   EXHIBIT 10.13



                              FORM OF HCRI GUARANTY

                              LEBANON, PENNSYLVANIA

TO:       BALANCED CARE CORPORATION

         1. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. For value received and hereby acknowledged, intending to be legally bound hereby, and as an inducement to BALANCED CARE CORPORATION, a Delaware corporation, having its principal office at 5021 Louise Drive, Suite 200, Mechanicsburg, PA, 17055, ("BCC") to enter into the Transaction Documents (as that term is defined in Appendix 1 to that certain Shortfall Funding Agreement dated as of September 22, 1998 [the "SHORTFALL Agreement"]) among FINANCIAL CARE INVESTORS, LLC, a Delaware limited liability company ("FCI") and FINANCIAL CARE INVESTORS OF [______________], LLC, a Delaware limited liability company [the "TENANT"], Brad Hollinger, an individual resident of Cumberland County, PA having his principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA, 17055, [the "GUARANTOR"], being the SOLE member of FCI, will derive a substantial benefit from the consummation of the transactions contemplated by the Transaction Documents, and hereby unconditionally guarantees to BCC the full payment and performance of each of the Tenant's and FCI's respective obligations to fund the Equity Capital Portion, as defined in Appendix 1 to the Shortfall Agreement (the "Guaranteed Obligations").

         This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Guarantied Obligations and not merely of their collectibility, and is in no way conditioned upon any requirement that BCC first collect or attempt to collect the Guarantied Obligations or any portion thereof from the Tenant or from any endorser, surety or other guarantor of any of the same or resort to any security or other means of obtaining the payment and/or performance of any of the Guarantied Obligations that BCC now has or may acquire after the date hereof, or upon any other contingency whatsoever. Payments by the Guarantor hereunder may be required by BCC on any number of occasions. This Guaranty shall continue in full force and effect until the complete payment and performance of all of the Guarantied Obligations.

         2. DEFINED TERMS. Capitalized terms used herein and not otherwise specifically defined herein shall have the same meanings ascribed to such terms in Appendix 1 to the Shortfall Agreement.

         3. LIABILITY OF THE GUARANTOR. This Guaranty is unlimited and the Guarantor shall be jointly and severally liable with every endorser, surety or other guarantor of any or all of the Guarantied Obligations and the continuation of this Guaranty shall not be affected by the termination, discontinuance, release or modification of any agreement from any such endorser, surety or guarantor. Nothing contained herein or otherwise shall require BCC to make demand
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upon or join Tenant, FCI or any such endorser, surety or guarantor or other party in any suit brought upon this Guaranty; and the Guarantor hereby waives any right to require marshaling or exhaustion of any remedy against any collateral, other property, or any other person or Entity primarily or secondarily liable.

         4. BCC'S FREEDOM TO DEAL WITH THE TENANT AND OTHER PARTIES. BCC shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Tenant and FCI and with each other person or entity who now is or after the date hereof becomes liable in any manner for any of the Guarantied Obligations in such manner as BCC deems fit. BCC has full authority to do any or all of the following things, none of which shall discharge or affect the Guarantor's liability hereunder:

         (a) extend credit, make loans and afford other financial accommodations to the Tenant and FCI at such times, in such amounts and on such terms as BCC may approve;

         (b) modify, amend, vary the terms and grant extensions or renewals of any present or future indebtedness or of any of the Guarantied Obligations or any instrument relating to or securing the same;

         (c) grant time, waivers and other indulgences in respect of any of the Guarantied Obligations;

         (d) vary, exchange, release or discharge, wholly or partially, or delay or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Guarantied Obligations which BCC now has or acquires after the date hereof;

         (e) take or omit to take any of the actions referred to in any instrument evidencing, securing or relating to any of the Guarantied Obligations or any actions under this Guaranty;

         (f) fail, omit or delay to enforce, assert or exercise any right, power or remedy conferred on BCC in this Guaranty or in any other instrument evidencing, securing or relating to any of the Guarantied Obligations or take or refrain from taking any other action;

         (g) accept partial payments from the Tenant, FCI or any other person or Entity;

         (h) release or discharge, wholly or partially, the Tenant, FCI and/or any other person or Entity now or hereafter primarily or secondarily liable for the Guarantied Obligations (or any portion hereof) or accept additional collateral for the payment of any Guarantied Obligations;

         (i) compromise or make any settlement or other arrangement with the Tenant, FCI or any other person or Entity referred to in clause (h) above; and

         (j) consent to and participate in the proceeds of any assignment, trust or mortgage for the benefit of creditors.

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         6. UNENFORCEABILITY OF GUARANTIED OBLIGATIONS; INVALIDITY OF SECURITY
OR OTHER GUARANTIES. The obligations of the Guarantor hereunder shall not be affected by reason of any disability of the Tenant or FCI, or by any other circumstance (other than the complete payment and performance of the Guarantied Obligations) which might constitute a defense available to, or a discharge of, the Tenant or FCI, in respect of any of the Guarantied Obligations. If for any reason now or hereafter the Tenant or FCI is under no legal obligation to discharge any of the Guarantied Obligations undertaken or purported to be undertaken by Tenant or FCI or on Tenant's or FCI's behalf, or if any of the moneys included in the Guarantied Obligations have become irrecoverable from the Tenant or FCI, by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor and the Guarantor shall remain unconditionally liable for the complete payment and performance of the Guarantied Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Guarantied Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. This Guaranty shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of any of the Guarantied Obligations is rescinded or must otherwise be returned by BCC, upon the insolvency, bankruptcy or reorganization of the Tenant or FCI or otherwise, all as though such payment had not been made. The Guarantor covenants to cause the Tenant to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of BCC, and to take no action of any kind which might be the basis for a claim that the Guarantor has any defense hereunder other than the complete payment and performance of the Guarantied Obligations.

         7. NO CONTEST WITH BCC. No set-off, counterclaim, reduction or diminution of any obligation, or any claim or defense of any kind or nature which the Guarantor has or may have against the Tenant, FCI or BCC shall be available hereunder to the Guarantor. The Guarantor shall not, in any proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with BCC in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Tenant, or the benefit of any other security for any Guarantied Obligation which, now or hereafter, the Guarantor may hold in competition with BCC.

         8. SET-OFF. In addition to any rights now or hereafter granted under any agreement or applicable law and not by way of limitation of any such rights, upon the occurrence of any default by the Guarantor hereunder, BCC is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor or to any other person or entity, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other indebtedness at any time held by or owing to BCC to or for the credit or the account of the Guarantor against and on account of the Guarantied Obligations and liabilities of the Guarantor to BCC under this Guaranty, irrespective of whether or not BCC shall have made any demand and although said Guarantied Obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard to the availability or adequacy of other collateral.

         9. WAIVERS. The Guarantor waives presentment for payment, demand, protest, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of


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protest and protest, and all other notices in connection with (a) the delivery or the acceptance of the Transaction Documents and any reliance thereon and/or
(b) the performance, default or enforcement of any obligation under the Transaction Documents, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by BCC; and the Guarantor consents to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by BCC with respect to the payment or performance of any obligations under the Transaction Documents and to the release of any collateral, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties to the Transaction Documents without notice to the Guarantor or affecting the liability of the Guarantor hereunder or under the Transaction Documents.

         10. NOTICES. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

IF TO THE GUARANTOR:      Brad Hollinger
                          c/o Balanced Care Corporation
                          5021 Louise Drive, Suite 200
                          Mechanicsburg, PA 17055

IF TO BCC:                Brian Barth
                          Balanced Care Corporation
                          5021 Louise Drive, Suite 200
                          Mechanicsburg, PA 17055

or at such other place as any of the parties hereto may from time to time hereunder designate to the others in writing. Any notice given to the Guarantor by BCC at any time shall not imply that such notice or any further or similar notice was or is required.

         11. GOVERNING LAW. This Guaranty shall be construed, and the rights and obligations of BCC and the Guarantor shall be determined, in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of its conflicts of laws rules.

                      [SIGNATURES BEGIN ON THE NEXT PAGE.]


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         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as an instrument under seal as of September 22, 1998.


WITNESS:                                        GUARANTOR:






____________________________                    __________________________(seal)
                                                Brad Hollinger

                                       S-1

                                   [Guaranty]